                                                                    EXHIBIT 24.1



                               POWER OF ATTORNEY

                 KNOW ALL PERSONS BY THESE PRESENTS, that each of NationsBank Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints James W. Kiser and Charles M. Berger, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) a Registration Statement of NationsBank Corporation on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of a number of shares of common stock and preferred stock and depositary shares of NationsBank Corporation to be issued in exchange for the outstanding shares of common stock and preferred stock and depositary shares of Boatmen's Bancshares, Inc. upon consummation of the proposed merger of Boatmen's Bancshares, Inc. with and into NationsBank Corporation, or a wholly owned subsidiary thereof, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of NationsBank Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as NationsBank Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of NationsBank Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

                 IN WITNESS WHEREOF, NationsBank Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.

                                        NATIONSBANK CORPORATION


                                        By: /s/ Hugh L. McColl, Jr.
                                            ---------------------------
                                            Hugh L. McColl, Jr.
                                            Chairman of the Board and
                                            Chief Executive Officer

                                        Dated: September 25, 1996

        Signature                               Title                                   Date
        ---------                               -----                                   ----
/s/ Hugh L. McColl, Jr.                Chairman of the Board, Chief                  September 25, 1996
------------------------------         Executive Officer and Director
Hugh L. McColl, Jr.                    (Principal Executive Officer)


/s/ James H. Hance, Jr.                Vice Chairman and                             September 25, 1996
------------------------------         Chief Financial Officer
James H. Hance, Jr.                    (Principal Financial Officer)


/s/ Marc D. Oken                       Executive Vice President and                  September 25, 1996
------------------------------         Chief Accounting Officer
Marc D. Oken                           (Principal Accounting Officer)


/s/ Ronald W. Allen                    Director                                      September 25, 1996
------------------------------
Ronald W. Allen


/s/ Ray C. Anderson                    Director                                      September 25, 1996
------------------------------
Ray C. Anderson


/s/ William M. Barnhardt               Director                                      September 25, 1996
------------------------------
William M. Barnhardt


------------------------------         Director                                      September __, 1996
Thomas E. Capps


/s/ Charles W. Coker                   Director                                      September 25, 1996
------------------------------
Charles W. Coker


/s/ Thomas G. Cousins                  Director                                      September 25, 1996
------------------------------
Thomas G. Cousins


/s/ Alan T. Dickson                    Director                                      September 25, 1996
------------------------------
Alan T. Dickson



------------------------------         Director                                      September __, 1996
W. Frank Dowd, Jr.


/s/ Paul Fulton                        Director                                      September 25, 1996
------------------------------
Paul Fulton


 /s/ Timothy L. Guzzle                 Director                                      September 25, 1996
------------------------------
Timothy L. Guzzle


/s/ W.W. Johnson                       Director                                      September 25, 1996
------------------------------
W.W. Johnson


/s/ John J. Murphy                     Director                                      September 25, 1996
------------------------------
John J. Murphy


/s/ John C. Slane                      Director                                      September 25, 1996
-----------------------------
John C. Slane


/s/ John W. Snow                       Director                                      September 25, 1996
-----------------------------
John W. Snow


/s/ Meredith R. Spangler               Director                                      September 25, 1996
-----------------------------
Meredith R. Spangler


/s/ Robert H. Spilman                  Director                                      September 25, 1996
-----------------------------
Robert H. Spilman


/s/ Ronald Townsend                    Director                                      September 25, 1996
-----------------------------
Ronald Townsend


/s/ E. Craig Wall, Jr.                 Director                                      September 25, 1996
-----------------------------
E. Craig Wall, Jr.


/s/ Jackie M. Ward                     Director                                      September 25, 1996
-----------------------------
Jackie M. Ward


/s/ Virgil R. Williams                 Director                                      September 25, 1996
-----------------------------
Virgil R. Williams

                                                                       EXHIBIT A


                            NATIONSBANK CORPORATION
                               BOARD OF DIRECTORS
                                  RESOLUTIONS

                   ACQUISITION OF BOATMEN'S BANCSHARES, INC.
                            AND REPURCHASE OF SHARES

                                August 29, 1996


Acquisition of Boatmen's Bancshares, Inc.

WHEREAS, it is proposed that NationsBank Corporation (the "Corporation") purchase all of the outstanding capital stock (the "Acquisition") of Boatmen's Bancshares, Inc. ("Boatmen's"); and

WHEREAS, up to 100% of the purchase price for the Acquisition will be paid in shares of the Corporation's common stock (the "NationsBank Common Stock"), subject to the cash election rights of the shareholders of Boatmen's in accordance with the terms of the transaction as set forth in the draft Acquisition Agreement (as defined below) as attached hereto as Exhibit A, with
                                                               ---------
such changes and modifications thereto as the appropriate officers of the Corporation determine to be necessary or desirable; and

WHEREAS, it is deemed to be fair, advisable and in the best interests of the Corporation and its shareholders to effect the Acquisition;

NOW, THEREFORE, BE IT:

RESOLVED, that the Board of Directors of the Corporation hereby approves the Acquisition and the other transactions contemplated in connection therewith, to be negotiated and evidenced by an Agreement and Plan of Merger by and between the Corporation and Boatmen's (the "Acquisition Agreement"), including the issuance of up to 100% of the purchase price in shares of NationsBank Common Stock in exchange for the outstanding shares of Boatmen's common stock ("Boatmen's Common Stock") upon consummation of the Acquisition at an exchange ratio of .6525 shares of NationsBank Common Stock for each outstanding share of Boatmen's Common Stock, with the right of Boatmen's shareholders to elect at their option to receive cash, with a maximum of 40% of the purchase price to be issued in cash; and

RESOLVED, that the Board of Directors of the Corporation hereby determines that the Boatmen's Common Stock as the consideration to be received by the Corporation in exchange for shares of NationsBank Common Stock and cash, if any, is adequate; and

RESOLVED, that the Board of Directors of the Corporation hereby authorizes the appropriate officers of the Corporation to nego-tiate, execute and deliver the Acquisition Agreement, with such changes and modifications thereto as such officers determine to be necessary or desirable; and

RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, subject to the terms and conditions of the Acquisition Agreement, to do any and all things necessary to effectuate and consummate the transactions contemplated by the Acquisition Agreement as may be prescribed by law or as they may deem necessary or advisable, including the negotiation, execution and delivery of a stock option agreement and certain employment agreements; to prepare all documentation and to effect all filings and obtain appropriate permits, consents, approvals and authorizations of all third parties, including the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and any other applicable federal or state regulatory authority; and to execute personally or by attorney-in-fact such required filings or amendments or supplements to such required filings, and otherwise to cause such filings and any amendments thereto to become effective or otherwise approved; and

RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to execute an amendment to the Corporation's Articles of Incorporation, establishing and fixing the preferences, limitations and relative rights of the Corporation's Cumulative Convertible Preferred Stock, Series A, and 7% Cumulative Redeemable Preferred Stock, Series B (collectively, the "Preferred Stock"); and

RESOLVED, that the issuance by the Corporation of shares of Preferred Stock to, respectively, the holders of the Boatmen's Cumulative Convertible Preferred Stock, Series A, and 7% Cumulative Redeemable Preferred Stock, Series B pursuant to the terms of the Acquisition Agreement be, and it hereby is, approved, and all such shares, upon issuance will be fully paid and nonassessable and not subject to preemptive rights; and

RESOLVED, that a special meeting of shareholders of the Corporation (the "Special Meeting") be held at such place, date and time as shall be determined by the Chairman of the Board, the President or the Secretary in accordance with the terms of the Acquisition Agreement, to consider and act on the issuance of NationsBank Common Stock in the Acquisition (the "Issuance"); and

RESOLVED, that the record date for the determination of shareholders entitled to vote at the Special Meeting and any adjournments thereof shall be the close of business on such date as shall be determined by the Chairman of the Board, the President or the Secretary (the "Record Date"); and

RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to mail to the shareholders of record as of the close of business on the Record Date, a Notice of Special Meeting, accompanied by a Joint Proxy
Statement-Prospectus of the Corporation and Boatmen's; and

RESOLVED, that the Issuance shall be submitted to the Corporation's shareholders entitled to vote thereon for their approval at the Special Meeting, and that the Board of Directors unanimously recommend that the shareholders of the Corporation entitled to vote thereon approve the Issuance; and

RESOLVED, that Andrew B. Craig, III and four other persons as may be acceptable to the Board of Directors of the Corporation be appointed as directors of the Corporation in such manner and at such time as set forth in the Acquisition Agreement; and

RESOLVED, that the Board of Directors of the Corporation will nominate Mr. Craig to serve as a member of the Executive Committee and to serve as Chairman of the Board for the period set forth in the Acquisition Agreement; and

RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to vote any shares of any subsidiary of the Corporation (other than those shares held by any subsidiary in a fiduciary capacity, in which event the fiduciary shall make all decisions related to such shares, including whether or not and how to vote any shares held by it in such capacity) as may be necessary to effect the consummation of the Acquisition; and

RESOLVED, that the Corporation hereby reserves, sets aside and authorizes for issuance up to 110,000,000 shares of the authorized but unissued shares of NationsBank Common Stock (the "Shares"), and that the appropriate officers of the Corporation be, and each of them hereby is, authorized and empowered to issue the Shares, or such portion thereof, as may be necessary in connection with the conversion and exchange of the issued and outstanding shares of Boatmen's, as well as any outstanding stock options of Boatmen's, in accordance with the provisions of such conversion and exchange as set forth in the Acquisition Agreement; and

RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to convert any rights with respect to Boatmen's Common Stock pursuant to stock options or stock appreciation rights which are outstanding as of the closing of the Acquisition into rights with respect to NationsBank Common Stock, such conversion and the terms of any converted stock options or stock appreciation rights to be in accordance with the terms of the Acquisition Agreement; and

RESOLVED, that, in connection with the issuance of the Shares pursuant to the Acquisition Agreement, the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and file with the Securities and Exchange Commission (the "Commission") a Registration

Statement on Form S-4 (or such other form as such officers, upon advice of counsel, may determine to be necessary or appropriate) under the Securities Act of 1933, as amended (the "Securities Act"), to execute and file all such other instruments and documents, and to do all such other acts and things in connection with the Registration Statement, including the execution and filing of such amendment or amendments (including any post-effective amendments) thereto, as they may deem necessary or advisable to effect such filings and to procure the effectiveness of the Registration Statement (and any such post-effective amendments thereto) and to make such supplements to the Joint Proxy Statement-Prospectus forming a part of said Registration Statement as may be required or otherwise as they may deem advisable; and

RESOLVED, that Paul J. Polking and Charles M. Berger be, and each of them with full power to act without the other hereby is, authorized and empowered to sign the aforesaid Registration Statement and any amendment or amendments thereto (including any post-effective amendments) on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the Principal Executive Officer, the Principal Financial Officer, the Principal Accounting Officer and any other officer of the Corporation; and

RESOLVED, that Paul J. Polking be, and he hereby is, designated as Agent for Service of the Corporation with all such powers and functions as are provided by the General Rules and Regulations of the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

RESOLVED, that the Shares, when issued and distributed in accordance with and pursuant to the Acquisition Agreement, shall be fully paid and non-assessable and the holders of such Shares shall be subject to no further call or liability with respect thereto; and

RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Corporation, to take all such actions and to execute all such documents as such officers may deem necessary or appropriate for compliance with the Securities Act or the Exchange Act in connection with the transactions contemplated by the Acquisition Agreement; and

RESOLVED, that the listing of the Shares to be issued pursuant to the Acquisition Agreement on the New York Stock Exchange, the Pacific Stock Exchange and the London Stock Exchange hereby is approved, and that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, with the assistance of counsel, to prepare, execute and file listing applications and any requests for determinations as to the application of certain rules to the Acquisition with the New York Stock Exchange, the Pacific Stock Exchange and the London Stock Exchange and to take all actions necessary or appropriate to effect such listings and requests; and

RESOLVED, that the listing of the shares of Preferred Stock on the Nasdaq Stock Market (or such other exchange as the appro-priate officers deem necessary or desirable) hereby is approved, and that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, with the assistance of counsel, to prepare, execute and file listing applications and any requests for determinations with respect to the Preferred Stock as to the application of certain rules to the Acquisition with the Nasdaq Stock Market (or other such exchange as the appropriate officers deem necessary or desirable) and to take all actions necessary or appropriate to effect such listings and requests; and

RESOLVED, that it is desirable and in the best interests of the Corporation that the Shares to be issued in accordance with and pursuant to the Acquisition Agreement be qualified or registered for distribution in various states where appropriate, that the Chairman and Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President or any Associate General Counsel and the Secretary or any Assistant Secretary hereby are authorized, empowered and directed to determine the states in which appropriate action shall be taken to qualify or register for distribution the Shares as such officers may deem advisable; that said officers be, and each of them hereby is, authorized, empowered and directed to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, without limitation, resolutions, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall establish conclusively their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken; and

RESOLVED, that the foregoing officers be, and each of them hereby is, authorized, empowered and directed to do any and all things which in their judgment may be necessary or appropriate in order to obtain a permit, exemption, registration or qualification for, and a dealer's license with respect to, the distribution of the Shares in accordance with and under the securities or insurance laws of any one or more of the states as such officers may deem advisable, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all applications, reports, resolutions, consents, consents to service of process, powers of attorneys, commitments and other papers and instruments as may be required under such laws and to take any and all further action which they may deem necessary or appropriate in order to secure and to maintain such permits, exemptions, registrations and qualifications in effect for so long as they shall deem in the best interests of the

Corporation; and

RESOLVED, that ChaseMellon Shareholder Services ("ChaseMellon") be, and it hereby is, appointed Transfer Agent and Registrar for the Shares; that ChaseMellon be, and it hereby is, vested with all the power and authority as Transfer Agent and Registrar with respect to the Shares as it has heretofore been vested with for the shares of NationsBank Common Stock currently issued and outstanding; and that, if determined to be necessary or advisable by the appropriate officers of the Corporation, ChaseMellon may be appointed Exchange Agent for the Acquisition; and

RESOLVED, that the Board of Directors of the Corporation hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents, applications, reports or filings relating to the foregoing resolutions if (i) in the opinion of the officers of the Corporation executing same, the adoption of such resolutions is necessary or desirable and
(ii) the Secretary or an Assistant Secretary of the Corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors of the Corporation with the same force and effect as if presented at this meeting.

Repurchase of Shares

WHEREAS, it is deemed to be in the best interests of the Corporation and its shareholders to repurchase shares of NationsBank Common Stock in open market transactions or in negotiated unsolicited private sales up to an amount equal to the number of shares to be issued in the Acquisition; and

WHEREAS, the Board of Directors of the Corporation has been advised by management that the Corporation satisfies its state law requirements applicable to repurchasing its shares, including its ability to declare and pay distributions;

NOW, THEREFORE, BE IT:

RESOLVED, that the Corporation may repurchase, from time to time and in one or more transactions, up to an aggregate of 110,000,000 shares of NationsBank Common Stock in open market transactions or in negotiated unsolicited private sales in order to offset the Corporation's obligations under the Acquisition Agreement; and

RESOLVED, that Hugh L. McColl, Jr., Chairman and Chief Executive Officer, James
H. Hance, Jr., Vice Chairman and Chief Financial Officer, and John E. Mack, Senior Vice President and Treasurer are, and any one of them hereby is, directed and authorized to determine whether to repurchase any shares of NationsBank Common Stock related to the Acquisition and the timing relating to such repurchases, and to do or cause to be done any and all such acts and things, including the execution and delivery of all documents, agreements, certificates, and other instruments, which they may deem necessary or advisable in order to carry out the intent of the preceding resolutions.

Further Authority and Ratification

NOW, THEREFORE, BE IT:

RESOLVED, that the appropriate officers of the Corporation hereby are authorized, empowered and directed to do any and all things necessary, appropriate or convenient to carry into effect the foregoing resolutions, including the execution and delivery of all such instruments, agreements, certificates, reports, applications, notices, letters and other documents; and

RESOLVED, that any and all actions heretofore taken by any of the directors, officers, representatives or agents of the Corporation or any of its affiliates in connection with the transactions contemplated by the Acquisition Agreement or otherwise referred to in the foregoing resolutions hereby are ratified, confirmed and approved in all respects as the acts and deeds of the Corporation.

                            CERTIFICATE OF SECRETARY
                            ------------------------


                 I, ALLISON L. GILLIAM, Assistant Secretary of NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted by a majority of the entire Board of Directors of said corporation at a meeting of said Board of Directors held August 29, 1996, at which meeting a quorum was present and acted throughout and that said resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

                 IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of said corporation this 26th day of September, 1996.



(CORPORATE SEAL)



                                               /s/ Allison L. Gilliam
                                               ---------------------------
                                               Assistant Secretary